Exhibit 10.2

NEUTRAL TANDEM, INC.

JOINDER AGREEMENT

This JOINDER AGREEMENT (the “Joinder Agreement”), dated as of March 13, 2008, is entered into by and between Neutral Tandem, Inc., a Delaware corporation (the “Company”), and Surendra Saboo (the “Stockholder”).

WHEREAS, the Board of Directors of the Company previously approved the issuance to the Stockholder of options that if exercised will result in the issuance of common stock (the “Common Stock”), par value $0.001 per share, of the Company;

WHEREAS, the Company and Stockholder desire that Stockholder become a party to the Second Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”), dated as of February 2, 2006, by and among the Company and the parties thereto, as a Stockholder (as defined therein), and in furtherance of the foregoing, the Company and the Stockholder shall execute and deliver this Joinder Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Joinder Agreement hereby agree as follows:

Agreement to be Bound. The Stockholder hereby agrees that, upon execution of this Joinder Agreement, the Stockholder shall become a party to the Registration Rights Agreement, as a Stockholder (as defined therein), and shall be fully bound by, subject to, and have the benefit of all of the covenants, terms and conditions of the Registration Rights Agreement as though a Stockholder thereunder.

Successors and Assigns. This Joinder Agreement shall bind and inure to the benefit of and be enforceable by the Stockholder and the Company, and their respective successors, heirs and assigns.

Counterparts. This Joinder Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

Notices. All notices, demands or other communications to the Stockholder shall be directed to the address set forth next to the Stockholder’s name on the signature page hereto.

Governing Law. This Joinder Agreement shall be governed by and construed in accordance with the law (other than the law governing conflict of law questions) of the State of Delaware.

Descriptive Headings. The descriptive headings of this Joinder Agreement are for convenience of reference only and do not constitute a part of this Joinder Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Joinder Agreement as of the date first above written.

NEUTRAL TANDEM, INC.

By:
Name:
Title:

STOCKHOLDER:

Surendra Saboo